UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2025
Date of Report (date of earliest event reported)
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BUNGE GLOBAL SA
(Exact name of registrant as specified in its charter)
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Switzerland (State of Incorporation)

000-56607 (Commission File Number)	98-1743397 (IRS Employer Identification Number)

Route de Florissant 13, 1206 Geneva, Switzerland	N.A.
(Address of principal executive offices and zip code)	(Zip Code)

1391 Timberlake Manor Parkway Chesterfield, MO	63017
(Address of corporate headquarters )	(Zip Code)

(314) 292-2000
(Registrant's telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements
BLFC-JPM First Amended and Restated Revolving Credit Agreement
On June 11, 2025, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Global SA (“Bunge”), amended BLFC's existing unsecured $3.2 billion 5-year U.S. Revolving Credit Agreement pursuant to the First Amended and Restated Revolving Credit Agreement (the “BLFC-JPM First Amended and Restated Revolving Credit Agreement”) among BLFC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Sumitomo Mitsui Banking Corporation, as syndication agent, Citibank, N.A. and Crédit Agricole Corporate and Investment Bank, as co-documentation agents, and certain lenders party thereto. Under the BLFC-JPM First Amended and Restated Revolving Credit Agreement, current commitments in the aggregate amount of $1.95 billion continue to be available to be drawn on and after March 1, 2024 and incremental commitments in the aggregate amount of $1.25 billion (collectively, the “Incremental Commitments”) are available to be drawn on and after the date on which Bunge certifies that the applicable governmental authorities have approved Bunge's acquisition of Viterra Limited (“Viterra”). The Incremental Commitments are subject to cancellation with immediate effect under certain circumstances set forth in the BLFC-JPM First Amended and Restated Revolving Credit Agreement.
The obligations of BLFC under the BLFC-JPM First Amended and Restated Revolving Credit Agreement are guaranteed by Bunge pursuant to a separate First Amended and Restated Guaranty, dated as of June 11, 2025 (the “BLFC-JPM First Amended and Restated Guaranty”).
BFE European Revolving Facility Agreement
On June 11, 2025, Bunge Finance Europe B.V. (“BFE”), a wholly owned subsidiary of Bunge, amended that certain accordion increase certificate, dated as of March 1, 2024, issued under its existing $1.75 billion 3-year unsecured European Revolving Facility Agreement (the “BFE European Revolving Facility Agreement”), pursuant to an amendment agreement (the “BFE Amendment Agreement”) and amended and restated accordion increase certificate (as amended, the “BFE Amended and Restated Accordion Increase Certificate”). The BFE Amended and Restated Accordion Increase Certificate provides that additional commitments in an aggregate amount of $1.75 billion (collectively, the “Additional Commitments”) shall become effective as of the date on which Bunge certifies that the applicable governmental authorities have approved Bunge's acquisition of Viterra (the “Accordion Increase Date”). On and after the Accordion Increase Date, the total commitments available under the BFE European Revolving Facility Agreement will be an aggregate amount of $3.5 billion. The Additional Commitments are subject to cancellation with immediate effect under certain circumstances set forth in the BFE Amended and Restated Accordion Increase Certificate. Following any cancellation of the Additional Commitments, the total commitments under the BFE European Revolving Facility Agreement would reduce to an aggregate amount of $1.75 billion and BFE’s rights to exercise the accordion under the BFE European Revolving Facility Agreement would be reinstated in an aggregate amount of $1.75 billion.
The obligations of BFE under the BFE European Revolving Facility Agreement are guaranteed by Bunge pursuant to a separate Second Amended and Restated Guaranty, dated June 11, 2025 (as amended, the “BFE Second Amended and Restated Guaranty”).
From time to time, certain of the lenders under the BLFC-JPM First Amended and Restated Revolving Credit Agreement and the BFE European Revolving Facility Agreement and/or their affiliates provide financial services to Bunge, BLFC, BFE and other subsidiaries of Bunge. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.
The foregoing descriptions of the BLFC-JPM First Amended and Restated Revolving Credit Agreement, the BLFC-JPM First Amended and Restated Guaranty, the BFE Amendment Agreement, the BFE Amended and Restated Accordion Increase Certificate, and the BFE Second Amended and Restated Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto, and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03

Item 9.01 Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1*	BLFC JPM First Amended and Restated Revolving Credit Agreement, June 11, 2025
10.2	BLFC JPM First Amended and Restated Guaranty, dated June 11, 2025, related to the JPM first Amended and Restated Revolving Credit Agreement
10.3	BFE Amendment Agreement, dated June 11, 2025
10.4*	BFE Amended and Restated Accordion Increase Certificate, dated June 11, 2025
10.5	BFE Second Amended and Restated Guaranty, dated June 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain confidential information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Bunge will furnish supplementally a copy of any redacted information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2025

BUNGE GLOBAL SA

By:	/s/Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary